[LETTERHEAD OF HAWK ASSOCIATES, INC.]
Tel: (305) 852-2383

                                       Frank N. Hawkins, Chief Executive Officer
                                                    Julie W. Marshall, President
                                                         info@hawkassociates.com

         AGREEMENT made as of July 28, 2003 (the "Effective Date") between Hawk Associates, Inc., an investor relations firm having its place of business at 204 Ocean Drive, Tavernier, FL 33070 (hereinafter referred to as "Hawk") and Health Express USA, Inc. with an address at 1761 Hillsboro Boulevard, Suite 203, Deerfield Beach, FL 33442 (herein after referred to as the "Company").

WITNESSETH:

         WHEREAS, Hawk is engaged in the business of providing investor relations, financial media relations, public relations and other appropriate consulting and advisory services; and

         WHEREAS, the Company is desirous of entering into an agreement utilizing Hawk services and expertise; and

         WHEREAS, the Company desires to accept such a relationship upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:

      1. The Company desires to retain the services of Hawk as an independent contractor to provide investor relations consulting and advisory services in numerous areas and Hawk desires to accept such engagement by Company, pursuant to the terms and conditions of this Agreement. These areas include providing the following services as appropriate, but are not limited to:

          o    Development  of  Investor/Media  Relations  Wall Street  Branding
               Strategy
          o    Creation and Regular Updating of Investment Profiles
          o    Hawk Associates Website Virtual Investor Kit/Virtual Media Kit
          o    Email Alerts
          o    Drafting and Management of Press Releases

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Hawk Associates Consulting Agreement                                 Page 2 of 5


          o Development and Maintenance of Investor/Media Email and Contact Database Road Shows/Investor Meetings
          o    Handling of Investor Information Queries
          o Mailings to Targeted Members of the Investment Community and Media
          o    Quarterly Conference Calls
          o    Crisis Management Consulting
          o    IR Presenter and Virtual Roadshows
          o    Annual Reports/Quarterly Reports to Shareholders
          o    Expanded Company Backgrounder or Fact Sheets
          o    PowerPoint Investor Presentation
          o    Road Shows/Investor Meetings

      2. In consideration for such services, Company will provide the following compensation to Hawk:

     A. Upon the signing of this agreement, Hawk will be granted a five-year warrant to purchase 100,000 shares of the Company's common stock at a price of $.55 per share. The warrants will immediately vest.

          If still engaged by the Company, Hawk will be granted a five-year warrant to purchase 100,000 shares of the Company's common stock at a price of $1.50 per share when the price of the Company's common stock closes at $1.50. The options will immediately vest.

          If still engaged by the Company, Hawk will be granted a five-year warrant to purchase 75,000 shares of the Company's common stock at a price of $2.50 per share when the price of the Company's common stock closes at $2.50. The options will immediately vest.

          If still engaged by the Company, Hawk will be granted five-year warrant to purchase 50,000 shares of the Company's common stock at a price of $5.00 per share when the price of the Company's common stock closes at $5.00. The options will immediately vest.


          B. Hawk will be paid a retainer fee of $7,000 per month effective August 1, 2003. In addition, Hawk will be reimbursed for normal out of pocket operating expenses such as phones, faxes, Fedexes, routine printing and routine postage incurred by Hawk on behalf of Company. These expenses will be invoiced at a rate of $400 per month. All billings with the exception of the initial billing will be one month in advance and will be paid within the first 10 days of the billing month by wire transfer to Hawk Associates. These cash payments will begin with an initial payment of $22,200 representing the first three-months of the retainer (August, September and October 2003) and

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Hawk Associates Consulting Agreement                                 Page 3 of 5

          basic expenses. The next invoice covering the retainer will be issued on November 1, 2003. Travel expenses and other non-routine expenses will be billed monthly in arrears.

          C. Company shall reimburse Hawk and its representatives for such reasonable out-of-pocket expenses as Hawk may incur in connection with the rendition of the services. Such items shall include, but not be limited to, all travel related expenses for Hawk to visit the Company facilities as well as entertainment expenses incurred with financial analysts, fund managers, brokers, potential investors, members of the media and/or financing candidates.

          D. Third party vendor expenses such as design fees, printing costs and related materials, database acquisitions, PR Newswire fees, conference calls and special promotions will be billed directly to Company by the vendors. It is mutually agreed that Hawk will not benefit financially from a markup of these services other than any normal ad placement fees.

      3. Equity Fundraising

     If requested, Hawk will provide professional presentation of the company's materials and introduction of the Company to potential funding sources. The packaging will include a professionally presented business model and a PowerPoint presentation or other support as needed.

          A. Hawk will circulate the Company's applicable materials to investors and/or investment banking/venture capital related resources and contacts interested in investing in enterprises similar to the Company and provide introductions to appropriate investment bankers and other potential funding sources.

          B. Upon successful placement and/or sourcing of Equity Capital an Equity Capital Placement fee of Two and a half Percent (2.5%) of the capital raised and/or placed on behalf of Company will be paid to Hawk.

          C. In respect of any transaction between Company and an individual or entity that was introduced directly or indirectly by Hawk prior to a termination hereof which occurs within two (2) years from the termination or expiration of this Agreement, the Company shall pay to Hawk or Hawk's nominee(s) the Success Fees due Hawk, as outlined in Section 3B of this Agreement. This Section shall survive any termination of this Agreement.

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Hawk Associates Consulting Agreement                                 Page 4 of 5

          D. All fees to Hawk will be due by wire transfer upon funding as received by Company.

      4. The initial term ("Term") of this Agreement shall be for a period of three months commencing on the Effective Date hereof (August 1, 2003) and ending on October 31, 2003. Effective November 1, 2003, this contract will automatically renew for a period of 30 days every successive 30 days unless terminated by either party. After September 30, 2003, either party will have the right to terminate this agreement with 30 days notice.

      5. Any controversy between the parties hereto involving the construction or application of any payments owed to Hawk as part of this Agreement, or any claims arising out of or relating to this Agreement or the breach hereof or thereof, will be submitted to and settled by final and binding arbitration in Islamorada FL, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any arbitration under this Agreement the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The `prevailing party" means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

      6. All proprietary information furnished to Hawk by Company shall be deemed to be confidential and shall be kept in strict confidence under appropriate safeguards. Company agrees that the Hawk website and profiles are protected by applicable copyright laws and will not be copied or otherwise used by Company without the written permission of Hawk.

      7. This consulting agreement, acceptable to both parties and representing the full and final execution of this document, contains the full agreement of the parties hereto concerning the subject matter hereof and shall not be modified, altered, changed or terminated except pursuant to a writing signed by all of the parties.

      8. This agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties below.

      9. The validity of this agreement shall be determined in accordance with the internal laws of the State of Florida.

      10. Any and all notices, requests, demands or other communications hereunder shall be in writing, and deemed given and received if delivered personally or sent by certified or registered mail, postage prepaid, return

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Hawk Associates Consulting Agreement                                 Page 5 of 5

receipt requested to each of the parties hereto at the addresses hereinabove first written or such other addresses as may from time to time be designated by any of them in writing.

IN WITNESS WHEREOF, the Company and Hawk have executed and delivered this agreement as of the day and year first above written.


By:      ______________________
          Frank N. Hawkins, Jr.
          CEO
          Hawk Associates, Inc.


Dated: _________________________

THE UNDERSIGNED HAVE READ
AND HEREBY CONSENT AND AGREE
TO THE TERMS OF THE FOREGOING
AGREEMENT.



By:               ____________________

                  Douglas Baker
                  Health Express USA, Inc.

cc:      Julie W. Marshall, President, Hawk Associates, Inc.






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